================================================================================
                  OPINION OF ATLAS, PEARLMAN, TROP & BORKSON
================================================================================

                        ATLAS, PEARLMAN, TROP & BORKSON

                           Direct Line: (954) 766-7833




                                 June 3, 1997



Aquagenix, Inc.
6500 Northwest 15th Avenue
Fort Lauderdale, FL  33309

      Re:   Registration Statement on Form S-3;  Aquagenix, Inc.
            (the "Company");  295,528 Shares of Common Stock

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of the resale of an aggregate of 295,528 shares of Common Stock, par value $.01 per share (the "Common Stock") to be sold by the Selling Shareholders designated in the Registration Statement. The shares of Common Stock to be sold consist of 295,528 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock") offered hereby are being sold by certain selling stockholders (the "Selling Stockholders') of Aquagenix, Inc. (the "Company"), if at all, on a delayed basis. Included among the Shares to be sold by the Selling Stockholders are an aggregate of 50,000 Shares issued upon the closing of a private placement on February 28, 1997, 83,333 Shares issued upon the closing of a private placement on May 19, 1997, 12,195 Shares acquired from a stockholder of the Company in a private transaction, and the remaining 150,000 Shares are issuable upon conversion of options held by four of the Selling Stockholders.

      In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation, By-Laws, corporate minutes provided to us by the Company and such

Aquagenix, Inc.
June 3, 1997
Page 2



other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

      Based upon and in reliance of the foregoing, we are of opinion that the Common Stock is validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

                                Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                    /s/ Atlas, Pearlman, Trop & Borkson, P.A.

RKB/ms